CONSENT OF BRUCE SHANNON

I, Bruce Shannon, hereby consent to the use of my name and the information derived from the Technical Report titled "Feasibility Study National Instrument 43-101 Technical Report for the Thacker Pass Project, Humboldt County, Nevada, USA" with an effective date of November 2, 2022 being incorporated by reference into the Post-Effective Amendment No. 1 to Form S-8 Registration Statement of Lithium Americas (Argentina) Corp. (Formerly Lithium Americas Corp.) being filed with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Bruce Shannon
Bruce Shannon

October 6, 2023